INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 34 to Registration
Statement No. 33-02769 of Oppenheimer Limited-Term Government Fund on Form
N-1A of our report dated November 14, 2003, appearing in the Statement of
Additional Information, which is part of such Registration Statement, and to the reference to us under the headings "Independent Auditors" in the
Statement of Additional Information and "Financial Highlights" in the
Prospectus, which is also part of such Registration Statement.

/s/ Deloitte & Touche LLP

Denver, Colorado
November 18, 2003